Exhibit 99.1

SoundHound AI To Acquire LivePerson, Combining Proprietary Voice Agentic AI and Digital Messaging to Create a World Leading End-to-End Omnichannel Conversational AI Platform

●	Transaction results in one of the most comprehensive enterprise customer footprints in the conversational AI sector, including 25 of the Fortune 100

●	Combined company expects a $500M revenue opportunity, accelerated path to profitability, strong balance sheet, and no debt

SANTA CLARA, Calif., and NEW YORK, April 21, 2026 – SoundHound AI, Inc. (Nasdaq: SOUN), a global leader in voice and conversational AI, and LivePerson (Nasdaq: LPSN), a pioneer in enterprise conversational AI serving hundreds of enterprise and mid-market brands, today announced they have entered into a definitive agreement under which SoundHound will acquire LivePerson. The combination unifies SoundHound’s industry-leading voice and agentic AI platform with LivePerson’s digital engagement capabilities, which power one billion customer messages per month. The acquisition will also deliver additional revenue and scale to SoundHound AI, enhancing the company’s leadership position as a provider of voice and agentic AI to many of the world’s premier enterprise businesses.

The combined company will work with enterprise customers across 30+ countries, including 12 of the top 15 global banks, 4 of the top 5 global airlines, 4 of the top 5 global automakers, and 10+ of the leading global telecommunications providers. LivePerson brings hundreds of long-tenured enterprise relationships, many spanning over a decade, adding to SoundHound’s expanding customer roster which includes thousands of restaurants, leading global automakers, and enterprise customers across financial services, healthcare, insurance, energy, and retail.

Combined with LivePerson’s customers, the transaction creates one of the most comprehensive customer footprints in the conversational AI sector.

The acquisition will also mark SoundHound’s further expansion into AI-driven digital customer service, building out the company’s omnichannel capabilities across text and chat-based applications. LivePerson’s Conversational Cloud brings deeply rooted integrations across enterprise systems, with proven capabilities in messaging, chat, and digital orchestration spanning web, mobile, and social channels.

The combined platform will offer enterprise customers a single, end-to-end integrated solution for managing the full lifecycle of customer conversations across both voice and digital channels - addressing one of the most consistent requests from both companies’ customer bases.

“This transformational combination brings together two complementary conversational AI pioneers. SoundHound and LivePerson will define the future of agentic customer service, helping businesses replace fragmented legacy technologies with best-in-class multimodal experiences for the AI-driven era ahead of us,” said Keyvan Mohajer, CEO and Co-Founder of SoundHound AI. “Our combined customers will realize immediate value through expanded capabilities and enhanced scale. And by leveraging our unified conversational datasets, we are accelerating the evolution of our already powerful agentic AI platform to ensure impressive precision and market-leading performance.”

“The artificial boundaries between ‘talking’ and ‘typing’ are disappearing. Consumers expect to start a complex request over the phone and finish it seamlessly via text or web messaging, without ever repeating themselves or losing context,” said John Sabino, CEO of LivePerson. “Historically, orchestrating a strategy across both voice and digital channels meant juggling multiple specialized vendors. This acquisition changes that dynamic. By bringing SoundHound’s cutting-edge, proprietary voice AI and LivePerson’s premier digital messaging together under one roof, we will offer the industry’s most complete portfolio of customer engagement solutions.”

Combination Business Highlights:

●	Unified Voice and Digital Platform: Combining the complementary strengths of SoundHound’s agentic voice AI and LivePerson’s Conversational Cloud creates the world’s leading end-to-end omnichannel conversational AI platform, supporting the full customer lifecycle across hundreds of prominent enterprise brands.

●	Enhanced AI Capabilities for LivePerson Customers: SoundHound’s fully agentic platform and AI models will deliver improvements in performance, user experience, containment, and overall customer health across LivePerson’s enterprise customer base spanning digital and voice channels.

●	Expanded Customer Base and Vertical Diversification: The combination brings together two highly complementary customer bases, creating one of the most comprehensive enterprise customer footprints in the sector — deepening SoundHound’s presence in core verticals like financial services, telecommunications, and healthcare while extending its reach into verticals including travel, hospitality, and retail.

●	Upsell and Cross-Sell Opportunities: SoundHound’s voice AI will be offered to LivePerson’s digital customers, one of the most frequently requested capabilities from LivePerson’s customer base.

●	Strengthening the Combined Business: SoundHound’s strong balance sheet, engineering scale, and proven AI innovation will strengthen the combined business by reinforcing the long-term financial stability enterprise customers require from mission critical technology partners, accelerating platform modernization initiatives already underway, and ensuring the continued AI innovation required to stay ahead of evolving enterprise customer needs.

●	Data Advantage: Combining SoundHound’s billions of voice interactions annually with LivePerson’s one billion digital messages per month creates a combined data foundation of tens of billions of customer interactions annually — strengthening model performance, orchestration, and enterprise-grade automation outcomes.

●	Proven Acquisition Track Record: LivePerson marks SoundHound’s fifth strategic acquisition, continuing a disciplined approach to developing a purpose-built full-service enterprise AI business following successful integrations of Amelia, Interactions, and others, accumulating over 120 years of combined customer relationships and enterprise integrations.

Acquisition Financials:

●	SoundHound is acquiring LivePerson for an equity value of $43M, representing approximately a 22% premium over the corresponding 30-day volume-weighted average value.

●	At closing, SoundHound expects to receive $74M of LivePerson’s cash balance prior to repayment of the 2026 Convertible Senior Notes. After taking into account significant discounts on LivePerson’s remaining debt, the transaction implies a total enterprise value of $250M.

●	At closing, SoundHound will retire the discounted debt with a mix of cash and equity, at SoundHound’s discretion. The combined company is expected to have a strong balance sheet with no debt.

●	SoundHound expects its 2027 revenue range will be, at minimum, $350M-$400M, with at least $100M of growable contribution from LivePerson’s long-tenured customers.

●	By offering SoundHound’s voice AI to LivePerson’s customers, and the unified digital and voice omnichannel solution to SoundHound’s customers, the combined business is expected to reach $500M, based on the existing customer base alone.

The transaction is expected to close in the second half of 2026, subject to customary regulatory approvals and closing conditions.

Advisors:

Barclays is serving as financial advisor to SoundHound AI, and Latham & Watkins LLP is serving as legal advisor.

Lazard is serving as financial advisor to LivePerson, with Fried, Frank, Harris, Shriver & Jacobson LLP serving as legal advisor.

Learn more about SoundHound AI here.

About SoundHound AI

SoundHound AI (Nasdaq: SOUN), a global leader in voice and conversational AI, delivers solutions that allow businesses to offer superior experiences to their customers. Built on proprietary technology, SoundHound’s voice AI delivers best-in-class speed and accuracy in numerous languages to product creators and service providers across retail, financial services, healthcare, automotive, telecom, smart devices, and restaurants. The company’s groundbreaking AI-driven products include Smart Answering, Smart Ordering, Dynamic Drive-Thru, and the Amelia Platform, which powers AI Agents for enterprise. In addition, SoundHound’s Agentic AI for Automotive and Autonomics, a category-leading operations platform that automates IT processes, have enabled SoundHound to power millions of products and services, and process billions of interactions each year for world-class businesses. www.soundhound.com

About LivePerson.

LivePerson (NASDAQ: LPSN) is the enterprise leader in predictable conversational AI. The world’s leading brands use our award-winning Conversational Cloud and Syntrix platforms to connect with millions of customers. We power nearly a billion messages every month, providing uniquely rich data analytics, agent training, and AI evaluation tools to unlock the power of conversational AI for better business outcomes. Learn more at liveperson.com.

Media Contacts:

Fiona McEvoy

PR@SoundHound.com

Riah Lawry

pr@liveperson.com

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the U.S. federal securities laws about the expectations, beliefs, plans, intentions, prospects, financial results and strategies relating to SoundHound AI’s proposed acquisition of LivePerson. Such forward looking statements include, among others, statements regarding future product capabilities and offerings, expected benefits to SoundHound AI and LivePerson and their customers arising from and in relation to the proposed acquisition, the timing of closing of the proposed acquisition, SoundHound AI’s plans for future operations and anticipated product offerings after the closing of the proposed acquisition, the parties’ expectations for value creation and strategic advantages, market and growth opportunities, SoundHound AI’s anticipated revenue growth and profitability, future financial condition and performance and expected financial impacts of the proposed acquisition, and the parties’ expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts.

These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. Factors that may cause actual results to differ materially from those in any forward looking statements include, without limitation, challenges with completion of the proposed acquisition as anticipated, including obtaining regulatory approvals and other conditions to the completion of the proposed acquisition; the effect of the announcement or pendency of the proposed acquisition on SoundHound AI’s or LivePerson’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed acquisition may disrupt SoundHound AI’s or LivePerson’s current plans and business operations; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the failure by the parties to satisfy the conditions to the consummation of the definitive agreement, including the approval of LivePerson’s stockholders; the outcome of any legal proceedings related to the proposed acquisition; restrictions during the pendency of the proposed acquisition that may impact LivePerson’s ability to pursue certain business opportunities or strategic transactions; failure to realize the anticipated benefits of the proposed acquisition; challenges or delays in assimilating or integrating LivePerson’s technology into SoundHound AI’s platform; challenges retaining employees of LivePerson after the proposed acquisition closes; unanticipated obligations or liabilities related to LivePerson’s legacy business; potential adverse tax consequences and the potential effects on the accounting of the proposed acquisition; changes in applicable laws or regulations and extensive and evolving government regulations that impact SoundHound AI’s or LivePerson’s operations and business; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings, including with respect to AI technology; risks that SoundHound AI may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; SoundHound AI’s and LivePerson’s ability to protect their intellectual property and related litigation risks; the risk that LivePerson’s usage patterns, customer renewals, customer outcomes and similar metrics differ from expectations; the risk of cybersecurity incidents or breaches impacting LivePerson’s business; risks related to the use and regulation of artificial intelligence and machine learning; changes in business, market, financial, political and regulatory conditions; and disruption to SoundHound AI’s business and diversion of our management’s attention and other resources. The foregoing list of risk factors is not exhaustive. Further information on factors that could affect our financial and other results is included in the filings that SoundHound AI and/or LivePerson filed, or that will be filed, with the U.S. Securities and Exchange Commission, including as will be set forth in the registration statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed acquisition and the Proxy Statement/Prospectus contained therein.

All forward-looking statements are based on information available to SoundHound AI as of the date hereof, and SoundHound AI assumes no obligation to update any forward-looking statements, except as may be required under applicable securities laws.

No Offer or Solicitation

This communication is not intended to be, and shall not constitute, an offer to sell, buy or exchange or the solicitation of an offer to sell, buy or exchange any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information and Where to Find It

In connection with the proposed transaction, SoundHound AI intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Form S-4”) that will include a proxy statement of LivePerson and that will also constitute a prospectus of SoundHound AI with respect to the shares of the SoundHound AI common stock to be issued in the proposed transaction (the “proxy statement/prospectus”). The definitive proxy statement/prospectus (if and when available) will be filed with the SEC by, and mailed to shareholders of, LivePerson. Each of SoundHound AI and LivePerson may also file other relevant documents with the SEC regarding the proposed transaction.

This communication is not a substitute for the Form S-4, the proxy statement/prospectus or any other document that SoundHound AI or LivePerson may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SOUNDHOUND AI AND LIVEPERSON ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of these documents (if and when available), as well as other filings containing information about SoundHound AI and LivePerson, free of charge on the SEC’s website at www.sec.gov. Copies of the documents filed with, or furnished to, the SEC by the Company will be available free of charge on SoundHound AI’s website at https://investors.soundhound.com/financial-information/sec-filings.  Copies of the documents filed with, or furnished to, the SEC by LivePerson will be available free of charge on LivePerson’s website at https://ir.liveperson.com/financial-information/sec-filings. The information included on, or accessible through, SoundHound AI’s or LivePerson’s website is not incorporated by reference into this communication.

Participants in the Solicitation

SoundHound AI, LivePerson and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC. Information about the directors and executive officers of SoundHound AI, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the SoundHound AI’s definitive proxy statement for its 2026 annual meeting of stockholders under the heading “Proposal 1 – Election of Directors”, which was filed with the SEC on April 9, 2026 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001840856/000121390026041978/ea0285618-01.htm. Information about the directors and executive officers of LivePerson, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in LivePerson’s Annual Report on Form 10-K for the year ended December 31, 2025 under the headings “Directors, Executive Officers and Corporate Governance”, “Executive Compensation”, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on March 16, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001102993/000110299326000014/lpsn-20251231.htm. To the extent holdings of LivePerson securities by its directors and executive officers have changed since the amounts set forth in LivePerson’s Annual Report on Form 10-K for the year ended December 31, 2025, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5, in each case filed with the SEC. Additional information regarding the interests of the participants in the solicitation of proxies will be included in the Form S-4, the proxy statement/prospectus and other relevant materials to be filed with the SEC if and when they become available. You should read the Form S-4 and the proxy statement/prospectus carefully when available before making any voting or investment decisions. You may obtain free copies of these documents using the sources indicated above.